Exhibit 10.5

Amendment No. 3

To

Option to Purchase Contract for Mining Property

From Minera Farellón Limitada

To Minera Polymet Limitada

Dated October 10, 2008

Signed in Vallenar on October 7, 2009

As of October 7, 2009, for valuable consideration, the parties agree to amend the following articles (as amended on April 7, 2009 by Amendment No. 2):

1.	Article II: (3) Option Term: to change the date “October 10, 2009” to “April 10, 2010”,

2.	Article IV: Transfer of Royalty: to change the date “October 10, 2009” to April 10, 2010”, and

3.	Article VII: Payment of the sale price: to change the date “October 10, 2009” to “April 10, 2010”.

All other terms and conditions of the option to purchase are unchanged except as they must be changed to accommodate these changes.

Kevin Robert Mitchell

CIE 14 498 917-1

Representing Minera Farellón Limitada

RUT 76 814 170-3

Kevin Robert Mitchell

CIE 14 498 917-1

Representing Minera Polymet Limitada

RUT 76 975 260-9